Exhibit 99.1

Perella Weinberg Reports Second Quarter 2026 Results
Financial Overview - Second Quarter
•Revenues of $157 Million, Up 1% From a Year Ago
•GAAP Pre-Tax Income of $6 Million, Adjusted Pre-Tax Income of $27 Million
•GAAP Diluted EPS of $0.06, Adjusted EPS of $0.20
Financial Overview - First Half
•Revenues of $305 Million, Down 17% From a Year Ago
•GAAP Pre-Tax Loss of $(5) Million, Adjusted Pre-Tax Income of $23 Million
•GAAP Diluted EPS of $0.08, Adjusted EPS of $0.25
Talent Investment
•Year-To-Date Added Ten Partners and Eleven Managing Directors
•Six Additional Partners and Three Additional Managing Directors to Join Firm in Coming Months
Capital Management
•Strong Balance Sheet with $116 Million of Cash and No Debt
•Year-To-Date Retired More Than Two Million Shares and Share Equivalents through Net Settlement
•Year-To-Date Returned $73 Million in Aggregate to Equity Holders
•Declared Quarterly Dividend of $0.07 Per Share

“Momentum continues to build across our business – the pace of our announced transactions has accelerated and our booked revenue plus announced and pending backlog stands well above the level this time last year. We remain focused on our clear and simple strategy to scale our business by continuing to add senior talent, and we expect to close our acquisition of Gleacher Shacklock in the third quarter,” stated Andrew Bednar, Chief Executive Officer and Chairman.
NEW YORK, NY, July 31, 2026 – Perella Weinberg Partners (the “Firm,” “Company,” “Perella Weinberg,” or “PWP”) (NASDAQ:PWP) today reported financial results for the second quarter ended June 30, 2026.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Revenues

For the second quarter of 2026, revenues were $156.5 million, an increase of 1% from $155.3 million reported in the second quarter of 2025, driven by an increase in fee-paying clients alongside greater M&A contribution, partially offset by a decrease in financing and capital solutions activity. For the first half of 2026, revenues were $305.4 million, a decrease of 17% from $367.1 million for the first half of 2025, driven by fewer large fee event closings and a related decrease in average fee per client. M&A revenues were up year-over-year for the first half of 2026, while the contribution from financing and capital solutions was down, with the year ago period benefiting from a number of large fee event closings.

Expenses

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted	GAAP	Adjusted
Operating expenses	(Dollars in Millions)				(Dollars in Millions)
Total compensation and benefits	$115.9	$98.8	$108.3	$104.0	$238.0	$215.9	$257.6	$246.0
% of Revenues	74%	63%	70%	67%	78%	71%	70%	67%
Non-compensation expenses	$35.6	$31.4	$38.0	$36.4	$75.3	$68.8	$88.9	$85.6
% of Revenues	23%	20%	24%	23%	25%	23%	24%	23%

Three Months Ended

GAAP total compensation and benefits were $115.9 million for the second quarter of 2026, compared to $108.3 million for the second quarter of 2025. The increase in GAAP total compensation and benefits reflected higher cash compensation driven by investments in new hires, as well as business realignment costs, including separation and transition benefits and the accelerated amortization of equity-based awards, associated with headcount reductions undertaken in the second quarter of 2026 to focus resources on higher-performing areas of the business. Adjusted total compensation and benefits were $98.8 million for the second quarter of 2026, compared to $104.0 million for the same period a year ago. The decrease in adjusted total compensation and benefits was the result of decreasing the year-to-date adjusted compensation margin to 71% compared to 79% in the first quarter of 2026, which was partially offset by higher cash and equity compensation costs related to investments in new hires.

GAAP non-compensation expenses were $35.6 million for the second quarter of 2026, compared to $38.0 million for the second quarter of 2025. Adjusted non-compensation expenses were $31.4 million for the second quarter of 2026, compared to $36.4 million for the same period a year ago. The decrease in non-compensation expenses was largely driven by lower professional fees due to litigation insurance recoveries in excess of previous estimates and a decrease in general, administrative and other expenses.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Six Months Ended

GAAP total compensation and benefits were $238.0 million for the six months ended June 30, 2026, compared to $257.6 million for the prior year period. Adjusted total compensation and benefits were $215.9 million for the six months ended June 30, 2026, compared to $246.0 million for the same period a year ago. The decrease in total compensation and benefits resulted from a lower discretionary bonus accrual on an absolute dollar basis associated with lower revenues. Excluding the lower bonus accrual, compensation expense increased year-over-year due to higher cash compensation from investments in new hires, and on a GAAP basis only, from business realignment costs. The higher compensation margin period-over-period reflects the decline in revenues on an absolute dollar basis against a higher non-bonus compensation base.

GAAP non-compensation expenses were $75.3 million for the six months ended June 30, 2026, compared to $88.9 million for the prior year period. Adjusted non-compensation expenses were $68.8 million for the six months ended June 30, 2026, compared to $85.6 million for the same period a year ago. The decrease in non-compensation expenses was largely driven by a decrease in professional fees due to reduced litigation spend and insurance recoveries in excess of previous estimates, a decrease in bad debt expense and lower rent, partially offset by a modest increase in technology spend.

Provision for Income Taxes

As of June 30, 2026, Perella Weinberg Partners owned 78.7% of the operating partnership (“PWP OpCo”) and is subject to U.S. federal and state corporate income tax on its allocable share of earnings. Income earned by PWP OpCo is subject to certain state, local, and foreign income taxes. The GAAP income tax benefit for the six months ended June 30, 2026 was $10.1 million, which included $8.7 million of tax benefit from restricted stock units (“RSUs”) that vested at a share price higher than the grant price.

For purposes of calculating adjusted if-converted net income, we present our results as if all partnership units had been converted to shares of Class A common stock and as if all of our adjusted results were subject to U.S. corporate income tax. For the six months ended June 30, 2026, adjusted if-converted net income included $10.1 million of tax benefit from the vesting of RSUs at a share price higher than the grant price.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Balance Sheet and Capital Management

As of June 30, 2026, we had $115.8 million of cash with no outstanding indebtedness and an undrawn revolving credit facility.

During the six months ended June 30, 2026, we returned $72.7 million in aggregate to our equity holders through: (i) the net settlement of 2,763,290 share equivalents at an average price per share of $20.12, (ii) the payment of aggregate dividends of $14.9 million to Class A common stockholders and (iii) the payment of $2.2 million in distributions to limited partners.

At June 30, 2026, there were 73.8 million shares of Class A common stock and 20.0 million partnership units outstanding.

During the three and six months ended June 30, 2026, Perella Weinberg made $1.7 million of cash payments related to the business realignment. Currently, we are estimating future cash payments of approximately $7.6 million related to the business realignment, which are expected to be paid by or soon after December 31, 2026.

The Board of Directors has declared a quarterly dividend of $0.07 per share of Class A common stock. The dividend will be paid on September 10, 2026 to Class A common stockholders of record on August 28, 2026.

Conference Call and Webcast

Management will host a webcast and conference call on Friday, July 31, 2026 at 9:00 am ET to discuss Perella Weinberg’s financial results for the second quarter ended June 30, 2026.

A webcast of the conference call will be made available in the Investors section of Perella Weinberg’s website at https://investors.pwpartners.com/.

The conference call can also be accessed by the following dial-in information:

•Domestic: (800) 245-3047
•International: (203) 518-9765
•Conference ID: PWPQ226

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Replay

A replay of the call will also be available two hours after the live call through August 7, 2026. To access the replay, dial (800) 839-1232 (Domestic) or (402) 220-0460 (International). The replay can also be accessed on the Investors section of the Company’s website at https://investors.pwpartners.com/.

For those who listen to the rebroadcast of the call, we remind you that the remarks made are as of July 31, 2026, and have not been updated subsequent to the initial earnings call.

About Perella Weinberg

Perella Weinberg is a leading global independent advisory firm, providing strategic and financial advice to a broad client base, including corporations, financial sponsors, governments, and sovereign wealth funds. The Firm offers a wide range of advisory services to clients in some of the most active industry sectors and global markets. With approximately 700 employees, Perella Weinberg currently maintains offices in New York, London, Houston, Los Angeles, San Francisco, Paris, Chicago, Munich, Palm Beach, Denver, Calgary, and Greenwich. The financial information of Perella Weinberg herein refers to the business operations of PWP Holdings LP and Subsidiaries.

Contacts

For Perella Weinberg Investor Relations: investors@pwpartners.com
For Perella Weinberg Media: media@pwpartners.com
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with GAAP, we monitor certain non-GAAP financial measures to manage our business, make planning decisions, evaluate our performance and allocate resources. We believe that these non-GAAP financial measures are key financial indicators of our business performance over the long term and provide useful information regarding whether cash provided by operating activities is sufficient to maintain and grow our business. We believe that the methodology for determining these non-GAAP financial measures can provide useful supplemental information to help investors better understand the economics of our platform.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, the analysis of other GAAP financial measures. These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently. Additionally, these non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto included elsewhere in this press release.

Management compensates for the inherent limitations associated with using these non-GAAP financial measures through disclosure of such limitations, presentation of our financial statements in accordance with GAAP and reconciliation of such non-GAAP financial measures to the most directly comparable GAAP financial measures. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made in this press release, and oral statements made from time to time by representatives of PWP are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding expectations for the business are “forward-looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Important factors, among others, that may affect actual results or outcomes include (but are not limited to): global economic, business and market conditions; the Company’s dependence on and ability to retain employees; the Company’s ability to successfully identify, recruit and develop talent; conditions impacting the corporate advisory industry; the Firm’s dependence on its fee-paying clients and fluctuating revenues from its non-exclusive, engagement-by-engagement business model; the high volatility of the Company’s revenues as a result of its reliance on advisory fees that are largely contingent on the completion of events which may be out of its control; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business, including actual, potential or perceived conflicts of interest and other factors that may damage its business and reputation; the Company’s successful formulation and execution of its business and growth strategies; substantial litigation risks in the financial services industry; cybersecurity and other operational risks; assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity; extensive regulation of the corporate advisory industry and U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy and laws (including the treatment of carried interest); and other risks and uncertainties described under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K.

The forward-looking statements in this press release and oral statements made from time to time by representatives of PWP are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 27, 2026 and the other documents filed by the Firm from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

Consolidated Statements of Operations (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$156,525	$155,267	$305,442	$367,098
Expenses
Compensation and benefits	79,616	80,280	170,891	203,279
Equity-based compensation	36,278	28,034	67,063	54,279
Total compensation and benefits	115,894	108,314	237,954	257,558
Professional fees	4,589	6,899	12,501	26,095
Technology and infrastructure	9,834	9,237	19,814	18,526
Rent and occupancy	5,933	6,596	11,805	12,922
Travel and related expenses	5,578	5,329	11,506	10,973
General, administrative and other expenses	3,815	4,892	8,050	10,355
Depreciation and amortization	5,827	5,052	11,658	10,053
Total expenses	151,470	146,319	313,288	346,482
Operating income (loss)	5,055	8,948	(7,846)	20,616
Non-operating income (expenses)
Other income (expense)	1,029	(2,700)	3,288	(2,469)
Total non-operating income (expenses)	1,029	(2,700)	3,288	(2,469)
Income (loss) before income taxes	6,084	6,248	(4,558)	18,147
Income tax expense (benefit)	(247)	1,980	(10,144)	(7,494)
Net income (loss)	6,331	4,268	5,586	25,641
Less: Net income (loss) attributable to non-controlling interests	1,027	1,530	(1,205)	5,564
Net income (loss) attributable to Perella Weinberg Partners	$5,304	$2,738	$6,791	$20,077
Net income (loss) per share attributable to Class A common shareholders
Basic	$0.07	$0.04	$0.09	$0.32
Diluted	$0.06	$0.04	$0.08	$0.29
Weighted-average shares of Class A common stock outstanding
Basic	74,162,048	63,064,731	72,290,670	62,604,779
Diluted	101,732,555	98,831,307	101,897,486	74,555,206
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total compensation and benefits—GAAP	$115,894	$108,314	$237,954	$257,558
Public company transaction related incentives(1)	(2,695)	(4,285)	(7,057)	(11,603)
Acquisition related incentives(2)	(705)	—	(1,317)	—
Business realignment costs(3)	(13,677)	—	(13,677)	—
Adjusted total compensation and benefits	$98,817	$104,029	$215,903	$245,955

Non-compensation expense—GAAP	$35,576	$38,005	$75,334	$88,924
Business realignment costs(3)	(75)	—	(75)	—
Amortization of acquired intangible assets(4)	(2,253)	(1,645)	(4,506)	(3,290)
Business combination transaction expenses(5)	(1,876)	—	(2,003)	—
Adjusted non-compensation expense(6)	$31,372	$36,360	$68,750	$85,634

Operating income (loss)—GAAP	$5,055	$8,948	$(7,846)	$20,616
Public company transaction related incentives(1)	2,695	4,285	7,057	11,603
Acquisition related incentives(2)	705	—	1,317	—
Business realignment costs(3)	13,752	—	13,752	—
Amortization of acquired intangible assets(4)	2,253	1,645	4,506	3,290
Business combination transaction expenses(5)	1,876	—	2,003	—
Adjusted operating income	$26,336	$14,878	$20,789	$35,509

Income (loss) before income taxes—GAAP	$6,084	$6,248	$(4,558)	$18,147
Public company transaction related incentives(1)	2,695	4,285	7,057	11,603
Acquisition related incentives(2)	705	—	1,317	—
Business realignment costs(3)	13,752	—	13,752	—
Amortization of acquired intangible assets(4)	2,253	1,645	4,506	3,290
Business combination transaction expenses(5)	1,876	—	2,003	—
Adjustments to non-operating income (expenses)(7)	(837)	16	(891)	32
Adjusted income before income taxes	$26,528	$12,194	$23,186	$33,072

Income tax expense (benefit)—GAAP	$(247)	$1,980	$(10,144)	$(7,494)
Tax impact of non-GAAP adjustments(8)	5,878	866	9,216	4,681
Adjusted income tax expense (benefit)	$5,631	$2,846	$(928)	$(2,813)

Net income (loss)—GAAP	$6,331	$4,268	$5,586	$25,641
Public company transaction related incentives(1)	2,695	4,285	7,057	11,603
Acquisition related incentives(2)	705	—	1,317	—
Business realignment costs(3)	13,752	—	13,752	—
Amortization of acquired intangible assets(4)	2,253	1,645	4,506	3,290
Business combination transaction expenses(5)	1,876	—	2,003	—
Adjustments to non-operating income (expenses)(7)	(837)	16	(891)	32
Tax impact of non-GAAP adjustments(8)	(5,878)	(866)	(9,216)	(4,681)
Adjusted net income	$20,897	$9,348	$24,114	$35,885
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted net income	$20,897	$9,348	$24,114	$35,885
Less: Adjusted income tax expense (benefit)	(5,631)	(2,846)	928	2,813
Add: If-converted income tax expense (benefit)(9)	6,475	3,434	(1,928)	(4,948)
Adjusted if-converted net income	$20,053	$8,760	$25,114	$38,020

Weighted-average diluted shares of Class A common stock outstanding—GAAP	101,732,555	98,831,307	101,897,486	74,555,206
Weighted average number of incremental shares from if-converted PWP OpCo units(10)	—	—	—	26,305,163
Weighted-average adjusted diluted shares of Class A common stock outstanding	101,732,555	98,831,307	101,897,486	100,860,369

Adjusted net income per Class A share—diluted, if-converted	$0.20	$0.09	$0.25	$0.38

Key metrics: (11)
GAAP operating income (loss) margin	3.2%	5.8%	(2.6)%	5.6%
Adjusted operating income margin	16.8%	9.6%	6.8%	9.7%
GAAP compensation margin	74%	70%	78%	70%
Adjusted compensation margin	63%	67%	71%	67%
GAAP effective tax rate	(4)%	32%	223%	(41)%
Adjusted if-converted effective tax rate	24%	28%	(8)%	(15)%

Notes to GAAP Reconciliation of Adjusted Results:

(1)Public company transaction related incentives includes equity-based compensation for transaction-related RSUs and performance restricted stock units (“PSUs”), which are directly related to milestone events that were part of a business combination that closed on June 24, 2021, as well as employment taxes for these RSUs and PSUs. These expenses were outside of PWP’s normal and recurring bonus and compensation processes and will be fully expensed by the end of 2026.
(2)Acquisition related incentives includes retention bonus payments and equity-based compensation for RSUs granted in conjunction with the acquisition of Devon Park Advisors (“Devon Park”). These expenses are outside of PWP’s normal and recurring bonus and compensation processes.
(3)During the second quarter of 2026, we began a review of the business, which will result in headcount reductions to focus resources on higher-performing areas of the business. Costs include separation and transition benefits, the accelerated amortization of equity-based awards, and certain professional fees. Currently, we are estimating approximately $22 million of total business realignment costs through the end of 2026.
(4)The adjustment reflects the amortization of intangible assets associated with the Tudor, Pickering, Holt & Co., LLC (“TPH”) and Devon Park business combinations. This adjustment was previously referred to as “TPH business combination related expenses” in prior releases.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

(5)Business combination transaction costs associated with the Devon Park acquisition and the planned acquisition of Gleacher Shacklock LLP, which is expected to close in the third quarter of 2026, subject to customary closing conditions.
(6)See reconciliation on the following page for the components of the consolidated statements of operations included in non-compensation expense—GAAP as well as Adjusted non-compensation expense.
(7)Includes the amortization of debt discounts and issuance costs for all periods presented. For the three and six months ended June 30, 2026, it includes the fair value adjustments to the liability-classified contingent consideration recognized in the Devon Park acquisition.
(8)The adjusted income tax expense (benefit) represents the Company’s calculated tax expense (benefit) on adjusted non-GAAP results. It excludes the impact on income taxes of certain transaction-related items and other items not reflected in our adjusted non-GAAP results. It does not represent the cash that the Company expects to pay for taxes in the current periods.
(9)The if-converted income tax expense (benefit) represents the Company's calculated tax expense (benefit) on adjusted non-GAAP results assuming the exchange of all PWP OpCo units for PWP Class A common stock, resulting in all of the Company’s results for the period being subject to corporate-level tax.
(10)Represents the dilutive impact assuming the conversion of all PWP OpCo units to shares of Class A common stock.
(11)Reconciliations of key metrics from GAAP to Adjusted results are a derivative of the reconciliation of their components.
* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.

GAAP Reconciliation of Adjusted Results (Unaudited)
(Dollars in Thousands)

	Three Months Ended June 30, 2026
	GAAP	Adjustments		Adjusted
Professional fees	$4,589	$(1,951)	(1)	$2,638
Technology and infrastructure	9,834	—		9,834
Rent and occupancy	5,933	—		5,933
Travel and related expenses	5,578	—		5,578
General, administrative and other expenses	3,815	—		3,815
Depreciation and amortization	5,827	(2,253)	(2)	3,574
Non-compensation expense	$35,576	$(4,204)		$31,372

	Three Months Ended June 30, 2025
	GAAP	Adjustments		Adjusted
Professional fees	$6,899	$—		$6,899
Technology and infrastructure	9,237	—		9,237
Rent and occupancy	6,596	—		6,596
Travel and related expenses	5,329	—		5,329
General, administrative and other expenses	4,892	—		4,892
Depreciation and amortization	5,052	(1,645)	(3)	3,407
Non-compensation expense	$38,005	$(1,645)		$36,360

	Six Months Ended June 30, 2026
	GAAP	Adjustments		Adjusted
Professional fees	$12,501	$(2,078)	(1)	$10,423
Technology and infrastructure	19,814	—		19,814
Rent and occupancy	11,805	—		11,805
Travel and related expenses	11,506	—		11,506
General, administrative and other expenses	8,050	—		8,050
Depreciation and amortization	11,658	(4,506)	(2)	7,152
Non-compensation expense	$75,334	$(6,584)		$68,750

	Six Months Ended June 30, 2025
	GAAP	Adjustments		Adjusted
Professional fees	$26,095	$—		$26,095
Technology and infrastructure	18,526	—		18,526
Rent and occupancy	12,922	—		12,922
Travel and related expenses	10,973	—		10,973
General, administrative and other expenses	10,355	—		10,355
Depreciation and amortization	10,053	(3,290)	(3)	6,763
Non-compensation expense	$88,924	$(3,290)		$85,634

(1)Reflects an adjustment to exclude costs associated with the planned acquisition of Gleacher Shacklock LLP, transaction and integration costs associated with the Devon Park acquisition, and certain business realignment costs.
(2)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH and Devon Park business combinations.
(3)Reflects an adjustment to exclude the amortization of intangible assets related to the TPH business combination.

* Throughout this release, adjusted figures represent Non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers. GAAP diluted net income (loss) per share attributable to Class A common shareholders and Adjusted net income (loss) per Class A share—diluted, if—converted will be referred to as “GAAP Diluted EPS” and “Adjusted EPS,” respectively.